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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 19, 2006, relating to the financial statements and financial statement schedule of ValueVision Media, Inc. and management's report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of ValueVision Media, Inc. for the year ended February 4, 2006.

/S/ DELOITTE & TOUCHE LLP

December 21, 2006